Exhibit 23



                   CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Textron Inc. of our report dated February 3, 1994, included in the 1993 Annual Report to Shareholders of Textron Inc.

Our audits also included the financial statement schedules of Textron Inc. listed in the accompanying Index to Financial Statements and Financial Statement Schedules. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-46501, Form S-8 No. 2-78073, Form S-8 No. 2-95413, Form S-8 No. 33-00668, Form S-8 No. 33-19402, Form S-8 No.
33-37139 and Form S-8 No. 33-38094) of Textron Inc. and in the related Prospectuses and Prospectus Supplements of our report dated February 3, 1994, with respect to the consolidated financial statements and schedules of Textron Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended January 1, 1994.


                                        s/Ernst & Young

New York, New York
March 24, 1994


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